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As filed with the Securities and Exchange Commission on March 4, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4132761 (I.R.S. Employer Identification No.)

210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ronald C. Keating
Chief Executive Officer
Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrew B. Barkan, Esq. Meredith L. Mackey, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Vincent Grieco, Esq. General Counsel Evoqua Water Technologies Corp. 210 Sixth Avenue Pittsburgh, Pennsylvania 15222 (724) 772-0044

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	(2)	(2)	(2)	(3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock being registered hereunder includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of any stock splits, stock dividends or similar transactions for which no consideration will be received by the registrant.

(2)
An indeterminate amount of shares of common stock to be offered at indeterminate prices from time to time is being registered pursuant to this registration statement.

(3)
In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis.

Prospectus

EVOQUA WATER TECHNOLOGIES CORP.

Common Stock

        The selling shareholders to be identified in supplements to this prospectus may, from time to time, offer and sell shares of the common stock of Evoqua Water Technologies Corp. We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders.

        The common stock may be offered or sold by the selling shareholders at fixed prices, at prevailing market prices at the time of sale or at prices related to prevailing market prices or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this prospectus in connection with a particular offering of our common stock by the selling shareholders. The selling shareholders will bear all underwriting commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.

        This prospectus describes the general manner in which common stock may be offered and sold by the selling shareholders. When the selling shareholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. This prospectus may not be used to sell securities without a prospectus supplement identifying the selling shareholders and describing the method and terms and of the offering. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "AQUA". The last reported sale price of our common stock on March 3, 2020 was $21.21 per share.

        Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Securities and Exchange Commission on November 25, 2019 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See "Incorporation by Reference".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using the SEC's "shelf" registration rules. Pursuant to this prospectus, the selling shareholders may, from time to time, sell shares of our common stock in one or more offerings.

        This prospectus has been filed on behalf of the selling shareholders to be identified in supplements to this prospectus using a continuous offering process. Under the continuous offering process, the selling shareholders may, from time to time until the registration statement is withdrawn by us or expires, sell the common stock offered pursuant to this prospectus in one or more offerings. When the selling shareholders offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation by Reference".

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information".

        You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

        References in this prospectus to the "Company," "Evoqua," "we," "us" and "our" and similar terms refer to Evoqua Water Technologies Corp. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "projection," "seek," "should," "will" or "would" or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance and statements regarding our two-segment restructuring actions and expected restructuring charges and cost savings for fiscal 2020 and beyond contained or incorporated by reference in this prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

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  general global economic and business conditions;

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  our ability to compete successfully in our markets;

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  our ability to continue to develop or acquire new products, services and solutions and adapt our business to meet the demands of our customers, comply with changes to government regulations and achieve market acceptance with acceptable margins;

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  our ability to implement our growth strategy, including acquisitions, and our ability to identify suitable acquisition targets;

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  our ability to operate or integrate any acquired businesses, assets or product lines profitably or otherwise successfully implement our growth strategy;

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  our ability to achieve the expected benefits of our restructuring actions and restructuring our business into two segments;

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  material and other cost inflation and our ability to mitigate the impact of inflation by increasing selling prices and improving our productivity efficiencies;

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  our ability to execute projects in a timely manner, consistent with our customers' demands;

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  our ability to accurately predict the timing of contract awards;

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  delays in enactment or repeals of environmental laws and regulations;

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  the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials;

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  risks associated with product defects and unanticipated or improper use of our products;

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  the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees;

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  our ability to meet our customers' safety standards or the potential for adverse publicity affecting our reputation as a result of incidents such as workplace accidents, mechanical failures, spills, uncontrolled discharges, damage to customer or third-party property or the transmission of contaminants or diseases;

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  litigation, regulatory or enforcement actions and reputational risk as a result of the nature of our business or our participation in large-scale projects;

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  seasonality of sales and weather conditions;

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  risks related to government customers, including potential challenges to our government contracts or our eligibility to serve government customers;

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  the potential for our contracts with federal, state and local governments to be terminated or adversely modified prior to completion;

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  risks related to foreign, federal, state and local environmental, health and safety laws and regulations and the costs associated therewith;

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  risks associated with international sales and operations, including our operations in China;

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  our ability to adequately protect our intellectual property from third-party infringement;

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  our increasing dependence on the continuous and reliable operation of our information technology systems;

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  risks related to our substantial indebtedness;

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  our need for a significant amount of cash, which depends on many factors beyond our control;

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  risks related to AEA Investors LP's (along with certain of its affiliates, collectively, "AEA") ownership interest in us; and

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  other risks and uncertainties, including those listed under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as filed with the SEC on November 25, 2019, as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and in other filings we may make from time to time with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        This prospectus includes trademarks and service marks owned by us, including "EVOQUA," "BIOMAG," "ATG" "DEFENDER," "IONPURE," "PROACT," "TRANSFORMING WATER. ENRICHING LIFE." and "WATER ONE." This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in or incorporated by reference in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, endorsement of or sponsorship of us by, these other parties.

OUR COMPANY

        We are a leading provider of mission critical water and wastewater treatment solutions, offering a broad portfolio of products, services and expertise to support industrial, municipal and recreational customers who value water. With over 200,000 installations worldwide, we hold leading positions in the industrial, commercial and municipal water treatment markets in North America. We offer a comprehensive portfolio of differentiated, proprietary technology solutions sold under a number of market-leading and well-established brands to our global customer base. We have worked to protect water, the environment and our employees for over 100 years. As a result, we have earned a reputation for quality, safety and reliability and are sought out by our customers to solve the full range of their water treatment needs, and maintaining our reputation is critical to the success of our business.

        Our solutions are designed to ensure that our customers have the quantity and quality of water that meets their unique specifications. We enable our customers to achieve lower costs through greater uptime, throughput and efficiency in their operations and support their regulatory compliance and environmental sustainability. We deliver and maintain these mission critical solutions through the largest service network in North America, assuring our customers continuous uptime with 97 branches as of December 31, 2019. We have an extensive service and support network, and as a result, a certified Evoqua Service Technician is generally no more than a two-hour drive from more than 90% of our North American customers' sites.

        Our vision "to be the world's first choice for water solutions" and our values of "integrity, customers, performance and sustainable" foster a corporate culture that is focused on establishing a workforce that is enabled, empowered and accountable, which creates a highly entrepreneurial and dynamic work environment. Our purpose is "Transforming water. Enriching life." We draw from a long legacy of water treatment innovations and industry firsts, supported by more than 1,100 granted or pending patents, which in aggregate are imperative to our business. Our core technologies are primarily focused on removing impurities from water, rather than neutralizing them through the addition of chemicals, and we are able to achieve purification levels which are 1,000 times greater than typical drinking water.

        Evoqua Water Technologies Corp. is a Delaware corporation. Our principal executive office is located at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, and our telephone number at that address is (724) 772-0044. We maintain a website at www.evoqua.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference in this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 25, 2019 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Incorporation by Reference" and "Where You Can Find More Information." See also the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" above. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

USE OF PROCEEDS

        The selling shareholders will receive all of the net proceeds from any sales pursuant to this prospectus.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling shareholders. We will, however, bear the costs associated with the sale of shares by the selling shareholders, other than any underwriting discounts and commissions, which will be borne by the selling shareholders.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholder to be named in a prospectus supplement. Since we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of our common stock by any selling shareholder by filing a prospectus supplement to this prospectus with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. The selling shareholders may not sell any of our common stock pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We will bear the costs associated with the sale of shares by the selling shareholders, other than underwriting discounts and commissions, which will be borne by the selling shareholders.

        The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common stock offered hereby.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which the board of directors may establish from time to time. As of February 15, 2020, there were 116,620,175 outstanding shares of common stock (excluding 8,730,818 shares of our common stock issuable upon exercise of stock options and vesting of restricted stock units outstanding as of February 15, 2020) and no outstanding shares of preferred stock. As of February 15, 2020, we had 69 shareholders of record.

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote on the election. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director. Holders of common stock are entitled to be paid ratably any dividends as may be declared by our board of directors (in its sole discretion), subject to any preferential dividend rights of outstanding preferred stock (if any).

        In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably, in proportion to the number of shares held by them, the assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights (if any) of any outstanding preferred stock. Holders of our common stock have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our preferred stock, if issued, would have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law or by any stock exchange on which our common stock may be listed, our board of directors will have the authority, without further shareholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights, preferences and variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Limitations on Directors' Liability

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, in connection with our initial public offering, we entered into indemnification agreements with each of our directors which may, in certain cases, be broader than the specific indemnification provisions contained under Delaware law.

        In addition, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

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  any breach of his or her duty of loyalty to us or our shareholders;

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  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

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  the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

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  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect

        Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

        Our amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director will be subject to removal by our shareholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock. Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors, will be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the shareholders' agreement). Furthermore, our amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our board of directors (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our board of directors and the limitations on the removal of directors, changes to the total number of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Shareholder Action by Written Consent; Special Meetings

        Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our shareholders can only be called by our chairman of the board or our board of directors.

Advance Notice Requirements for Shareholder Proposals

        Our amended and restated bylaws establishes an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to our board of directors. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a shareholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder's intention to bring such business before the meeting. These provisions could have the effect of delaying shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next shareholder meeting

Section 203 of the Delaware General Corporation Law

        While we have opted out of Section 203 of the Delaware General Corporation Law (the "DGCL"), our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

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  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual of special meeting of our stockholders, and not by written consent, by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests

        Our amended and restated certificate of incorporation provides that certain affiliates of AEA, their respective affiliates and any of their direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

Amendments to Our Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares present at any meeting and entitled to vote on a matter is required to amend a corporation's bylaws, unless a corporation's bylaws requires a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class.

Exclusive Forum

        Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our shareholders by any of our directors, officers or employees, (iii) any action asserting a claim against us arising under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers and may limit our shareholders' ability to obtain a favorable judicial forum for disputes with us.

Corporate Opportunity

        Delaware law permits corporations to adopt provisions renouncing any expectancy in or right to be offered an opportunity to participate in certain transactions or matters that may be investment, corporate or business opportunities and that are presented to a corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, neither (1) AEA, any of its directors, principals, officers, employees or other representatives that may serve as our directors, officers or agents, and each of their affiliates (each, an "Excluded AEA Party") nor (2) any of our directors (other than any Excluded AEA Party) who are not Evoqua officers or employees, and each of their affiliates (each, an "Excluded Director"), shall have any duty refrain from (a) directly or indirectly engaging in any opportunity in which we, directly or indirectly, could have an interest or expectancy or (b) otherwise competing with us. Our amended and restated certificate of incorporation also renounces, to the fullest extent permitted by Delaware law, any interest or expectancy that we have in any opportunity in which any Excluded AEA Party engages, even if the opportunity is one in which we, directly or indirectly, could have had an interest or expectancy. To the fullest extent permitted by Delaware law, in the event that any Excluded AEA Party acquires knowledge of an opportunity that may be an opportunity for itself, himself or herself and for us, such party shall have no duty to communicate or present such opportunity to us and shall not be liable to us or any of our shareholders for breach of any fiduciary duty as our shareholder, director or officer solely for having pursued or acquired such opportunity or for offering or directing such opportunity to another person. Notwithstanding the foregoing, our amended and restated certificate of incorporation does not renounce any interest in any opportunity that is expressly offered to any Excluded Director solely in his or her capacity as one of our directors. To the fullest extent permitted by Delaware law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "AQUA".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

        The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our amended and restated certificate of incorporation and our amended and restated bylaws. For additional information we encourage you to read: our amended and restated certificate of incorporation and our amended and restated bylaws, as well as the Second Amended and Restated Stockholders' Agreement, dated December 11, 2014, among EWT Holdings I Corp., AEA and certain shareholders, and the Second Amended and Restated Registration Rights Agreement, dated October 16, 2017, among the Company, AEA and certain shareholders (as amended by Amendment No. 1, dated as of November 22, 2019), all of which are exhibits to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019; and applicable provisions of the DGCL, including Section 203.

PLAN OF DISTRIBUTION

General

        The selling shareholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:

  •
  underwritten public offerings;

  •
  "at the market" sales to or through market makers or into an existing market for the securities;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  privately negotiated transactions;

  •
  short sales (including short sales "against the box");

  •
  through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts and other obligations;

  •
  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling shareholders may include the following information to the extent required by law:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents participating in the offering;

  •
  the purchase price of the securities sold by the selling shareholders to any underwriter or dealer and the net proceeds expected to be received by the selling shareholders from the offering;

  •
  any over-allotment options under which underwriters may purchase additional securities from the selling shareholders;

  •
  any delayed delivery arrangements;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        The selling shareholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling shareholders in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

        If the selling shareholders use an underwriter or underwriters to effectuate the sale of common stock, we and the selling shareholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling shareholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling shareholders if any of the shares of common stock are purchased.

        In effecting sales, brokers or dealers engaged by us and the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

        The selling shareholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

        The selling shareholders may sell shares of our common stock directly to purchasers. In this case, the selling shareholders may not engage underwriters or agents in the offer and sale of such shares.

        Selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling shareholders' common stock or interests therein may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling shareholder.

        From time to time, any selling shareholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling shareholders. The number of shares of a selling shareholder's common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's common stock will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.

        Any selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling shareholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

        A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling shareholder that is an individual may make gifts of common stock covered hereby. Such donees may use the prospectus to resell the common stock or, if required by law, we may file a prospectus supplement naming such donees.

        We are not aware of any plans, arrangements or understandings between any shareholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any shareholder. There can be no assurance that the selling shareholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling shareholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than pursuant to this prospectus or any applicable prospectus supplement.

Indemnification

        We and the selling shareholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling shareholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The consolidated financial statements of Evoqua Water Technologies Corp. appearing in Evoqua Water Technologies Corp.'s amended Annual Report on Form 10-K/A filed on December 4, 2019 for the year ended September 30, 2019, and the effectiveness of Evoqua Water Technologies Corp. internal control over financial reporting as of September 30, 2019 (excluding the internal control over financial reporting of ATG UV), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Evoqua Water Technologies Corp.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of ATG UV from the scope of such firm's audit of internal control over financial reporting, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 25, 2019, as amended by Form 10-K/A filed with the SEC on December 4, 2019;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019, filed with the SEC on February 4, 2020;

  •
  our Current Reports on Form 8-K, filed with the SEC on October 3, 2019 (but excluding Item 7.01 and Exhibit 99.1), December 20, 2019, January 7, 2020 (but excluding Item 7.01 and Exhibit 99.1), February 21, 2020 and February 24, 2020.

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 6, 2020, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 31, 2017, as supplemented by the "Description of Capital Stock" included in this prospectus and including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

        Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. Our SEC filings may also be found in the "Investors" section of our website at www.evoqua.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the common stock being registered hereby. Except as otherwise noted, the registrant will pay all of the costs and expenses set forth in the following table. All amounts shown below are estimates, except the FINRA filing fee:

Amount
SEC registration fee	$		*
FINRA filing fee		225,500
Printing and engraving expenses			**
Legal fees and expenses			**
Accounting fees and expenses			**
Transfer agent and registrar fees			**
Miscellaneous expenses			**

Total	$		*

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act and will be paid at the time of any particular offering of securities under this registration statement.

**
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers

        Evoqua Water Technologies Corp. is incorporated under the laws of the state of Delaware. Section 102 of the Delaware General Corporation Law, as amended (the "DGCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The registrant's certificate of incorporation contains a provision which eliminates directors' personal liability as set forth above.

        The registrant's certificate of incorporation and bylaws provide in effect that the registrant shall indemnify its directors and officers to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding (or a committee of such directors designated by majority vote of such directors), even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        The right to indemnification conferred by the registrant's certificate of incorporation and bylaws also includes the right to be paid the expenses (including attorneys' fees) incurred by a present or former director or officer or, to the extent authorized from time to time by the registrant's board of directors, an employee or agent, in defending any civil, criminal, administrative, or investigative action, suit, or proceeding in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer shall be made only upon delivery to the registrant of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the registrant's certificate of incorporation, bylaws, or otherwise.

        In addition, the registrant has entered into indemnification agreements with each of its directors and certain of its officers. These agreements require the registrant to indemnify such persons to the fullest extent permitted under DGCL against liabilities that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any action, suit, or proceeding against them as to which they could be indemnified.

        The registrant has in effect insurance policies for general officers' and director's liability insurance covering all of its officers and directors.

Item 16.    Exhibits and Financial Statement Schedules

        See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.		Exhibit Description
1.1	*	Form of Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of Evoqua Water Technologies Corp. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed on October 17, 2017 (File No. 333-220785)).
3.2
Third Amended and Restated Bylaws of Evoqua Water Technologies Corp. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed on October 17, 2017 (File No. 333-220785)).
4.1
Specimen Common Stock Certificate of Evoqua Water Technologies Corp. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed on October 17, 2017 (File No. 333-220785)).
5.1	**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
23.1	**	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney (included on signature page to this registration statement).

*
To be filed by amendment or incorporated by reference in connection with any offering of common stock.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 4th day of March, 2020.

EVOQUA WATER TECHNOLOGIES CORP.
By:	/s/ BENEDICT J. STAS Benedict J. Stas Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Evoqua Water Technologies Corp. constitutes and appoints each of Ronald C. Keating, Benedict J. Stas and Vincent Grieco, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that either of the said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD C. KEATING Ronald C. Keating	Chief Executive Officer (Principal Executive Officer)	March 4, 2020
/s/ BENEDICT J. STAS Benedict J. Stas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 4, 2020
/s/ MARTIN LAMB Martin Lamb	Chairman of the Board and Director	March 4, 2020
/s/ NICK BHAMBRI Nick Bhambri	Director	March 4, 2020
/s/ GARY CAPPELINE Gary Cappeline	Director	March 4, 2020

Signature	Title	Date

/s/ LISA GLATCH Lisa Glatch	Director	March 4, 2020
/s/ JUDD GREGG Judd Gregg	Director	March 4, 2020
/s/ BRIAN R. HOESTEREY Brian R. Hoesterey	Director	March 4, 2020
/s/ VINAY KUMAR Vinay Kumar	Director	March 4, 2020
/s/ LYNN SWANN Lynn Swann	Director	March 4, 2020
/s/ PETER M. WILVER Peter M. Wilver	Director	March 4, 2020